Exhibit 5.1

Chrysler Center 666 Third Avenue New York, NY 10017 212-935-3000 212-983-3115 fax www.mintz.com

April 19, 2017

Engility Corporation

4803 Stonecroft Boulevard

Chantilly, VA 20151

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Engility Corporation, a Massachusetts corporation (the “Issuer”) and the entities identified on Schedule A attached to this letter (collectively the “Guarantors”) solely for the purpose of providing the opinions set forth in this letter in connection with the filing by the Issuer with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (the “Registration Statement”), which relates to the registration under the Securities Act of 1933, as amended, (the “Securities Act”) of the offer and exchange of up to $300,000,000 aggregate principal amount of the Issuer’s 8.875% Senior Notes due 2024 (collectively the “Exchange Notes”) that are to be (a) issued pursuant to an Indenture, dated as of August 12, 2016, among the Issuer, the Guarantors, and Deutsche Bank Trust Company Americas, as trustee (the “Indenture”) in an exchange offer for a like aggregate original principal amount of currently outstanding 8.875% Senior Notes due 2024 (the “Old Notes”) in accordance with the terms of a Registration Rights Agreement, dated August 12, 2016, among the Issuer, the Guarantors, and Morgan Stanley & Co. LLC, as the representative of the initial purchasers named therein (the “Registration Rights Agreement”) and (b) guaranteed by the Guarantors pursuant to the Indenture (the guarantees by the Guarantors pursuant to the Indenture being collectively the “Exchange Guarantees”). Dynamics Research Corporation, a Massachusetts corporation, is sometimes referred to herein as the “MA Guarantor.” The Issuer and the MA Guarantor are sometimes referred to herein individually, as a “Covered Party,” and collectively, as the “Covered Parties.”

In connection with our representation, we have reviewed the following:

(i) the Indenture;

(ii) the Registration Rights Agreement;

(iii) the form of Exchange Notes;

(iv) the form of Exchange Guarantees;

(v) the Registration Statement; and

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

BOSTON | WASHINGTON | NEW YORK | STAMFORD | LOS ANGELES | PALO ALTO | SAN DIEGO | LONDON

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

(vi) the prospectus contained within the Registration Statement (the “Prospectus”).

The Indenture, the Registration Rights Agreement, the form of Exchange Notes and the form of Exchange Guarantees are sometimes hereinafter referred to as the “Transaction Documents.”

In rendering the opinions set forth herein, we have assumed, without independent inquiry or investigation, (i) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (ii) the legal capacity of all persons executing all agreements, instruments and other documents examined by us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete; (v) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us; and (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Covered Parties and other persons on which we have relied for the purposes of this opinion letter are true and correct.

We have also assumed that each of the parties to the Transaction Documents (other than the Covered Parties) has all requisite power and authority and has taken all necessary action (corporate or otherwise) to execute and deliver the Transaction Documents to which it is a party and to effect the transactions contemplated thereby and that the Transaction Documents constitute the legal, valid and binding obligation of each of such other parties (other than the Issuer and the Guarantors), enforceable in accordance with their respective terms and that the status of the Transaction Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

In addition, we have examined, and have relied as to matters of fact upon, the Transaction Documents, and upon originals, or duplicates or certified or conformed copies, of such corporate and limited liability company records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Covered Parties, and have made such other investigations, as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

We do not express any opinion herein concerning any law other than the law of the State of New York, the law of the Commonwealth of Massachusetts and the federal law of the United States. Various issues concerning Delaware law are addressed by other counsel in an opinion which has been separately provided to you, a copy of which we understand is being filed as an exhibit to the Registration Statement. We express no opinion with respect to those matters herein.

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, conscionability, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or arbitration, remedies, or judicial relief, (c) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (d) any provision permitting, upon acceleration of the Exchange Notes, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (e) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (f) waivers of broadly or vaguely stated rights, (g) provisions for exclusivity, election or cumulation of rights or remedies, (h) provisions authorizing or validating conclusive or discretionary determinations, (i) grants of setoff rights, (j) proxies, powers and trusts, (k) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (l) unknown future defenses, (m) provisions purporting to make a guarantor primarily liable rather than as a surety and provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (n) the enforceability of choice of law provisions in the Transaction Documents, and (o) the severability, if invalid, of provisions to the foregoing effect.

We express no opinion as to compliance with (a) federal or state antifraud laws, rules or regulations relating to securities or the offer and sale thereof or (b) state securities or blue sky laws, including the qualification of the Exchange Notes or Exchange Guarantees under the securities or blue sky laws of any state or any foreign jurisdiction.

Based upon and subject to the foregoing, and subject to the exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.    When and to the extent duly executed, issued and authenticated in accordance with the terms of the Indenture and delivered in exchange for the Old Notes, in the manner and circumstances contemplated by the Registration Statement and the Prospectus, the Exchange Notes will be legally valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.

2.    When and to the extent (a) the Exchange Notes have been duly executed, issued and authenticated in accordance with the terms of the Indenture and delivered in exchange for the Old Notes, in the manner and circumstances contemplated by the Registration Statement and the related prospectus and (b) the Exchange Guarantees on the Exchange Notes have been duly

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

endorsed in accordance with the terms of the Indenture, the Exchange Guarantees will be legally valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

We express no opinion as to any matter other than as expressly set forth above, and no other opinion is intended to be implied nor may any be inferred herefrom. The opinions expressed herein are given as of the date hereof, and we undertake no obligation hereby and disclaim any obligation to advise you of any change after the date hereof pertaining to any matter referred to herein. Other than as specifically consented to herein, this letter and the opinions expressed herein are solely for your benefit in connection with the above transactions and may not be circulated, quoted, relied upon or otherwise referred to in any manner or for any purpose by any other person without our prior written consent.

We consent to the filing of this letter with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

MINTZ, LEVIN, COHN, FERRIS, GLOVKSY AND POPEO, P.C.

Schedule A

Entity	Jurisdiction
ATAC Services, LLC	DE

Dynamics Research Corporation	MA

Engility Holdings, Inc.	DE

Engility LLC	DE

Support Services Organization, LLC	DE

TASC Services Corporation	DE

Texeltek, LLC	DE